This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200359

Subject to Completion, dated May 18, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 19, 2014)

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

3,850,000 Shares

Class A Common Stock

We are offering a total of 3,850,000 shares of our Class A common stock, par value $0.01 per share. We are a Maryland corporation formed to acquire a diversified portfolio of institutional-quality apartment properties in demographically attractive growth markets throughout the United States. We seek to create substantial value by applying our broad range of Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies, as described further in this prospectus and in other documents incorporated by reference herein, in order to deliver attractive risk-adjusted returns for our stockholders. We are externally managed and advised by BRG Manager, LLC, an affiliate of Bluerock Real Estate, L.L.C.

Our Class A common stock is listed on the NYSE MKT under the symbol “BRG.” On May 15, 2015, the closing price of our Class A common stock as reported on the NYSE MKT was $13.58 per share.

We have elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. Shares of our capital stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including, subject to certain exceptions, a 9.8% ownership limit of common stock by value or number of shares, whichever is more restrictive.

Investing in our Class A common stock involves a high degree of risk. You should carefully read and consider “Risk Factors” beginning on page S-12 of this prospectus supplement, page 6 of the accompanying prospectus, in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2015, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of the risks that should be considered in connection with your investment in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for additional disclosure regarding the underwriting discounts and commissions payable to the underwriters by us.

We have granted the underwriters a 30-day option to purchase up to 577,500 additional shares of Class A common stock at the public offering price, less the underwriting discounts and commissions, to cover overallotments, if any. If the underwriters exercise this option in full, the total public offering amount will be $         , the total underwriting discounts and commissions payable by us will be $          and our total proceeds, before expenses, will be $         .

Delivery of the shares of our Class A common stock in book-entry form will be made on or about           , 2015.

Book-Running Managers

Wunderlich	Compass Point

Co-Lead Managers

D.A. Davidson & Co.	Janney Montgomery Scott	Oppenheimer & Co.

Prospectus Supplement Dated          , 2015

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any information incorporated by reference herein. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to or updates the information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares of our Class A common stock being offered, and other information you should know before investing in these securities.

You should rely only on this prospectus supplement, the accompanying prospectus, and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not and the underwriters have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our Class A common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-200359) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus supplement, the accompanying prospectus, and incorporated herein by reference, including those set forth under the heading “Risk Factors”;
•	our ability to invest the net proceeds of any offering in the manner set forth in this prospectus supplement, or the accompanying prospectus;
•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	our ability to lease units in newly acquired or newly constructed apartment properties;
•	potential defaults on or non-renewal of leases by tenants;
•	creditworthiness of tenants;
•	our ability to obtain financing for and complete acquisitions under contract under the contemplated terms, or at all;
•	development and acquisition risks, including failure of such acquisitions and developments to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	the performance of the Bluerock SPs;
•	potential natural disasters such as hurricanes, tornadoes and floods;
•	national, international, regional and local economic conditions;
•	our ability to pay future distributions at the dividend rates set forth in this prospectus supplement, or the accompanying prospectus;
•	the general level of interest rates;

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•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;
•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference. All forward-looking statements speak only as of their respective dates and the risk that actual results will differ materially from the expectations expressed in this prospectus supplement, the accompanying prospectus, and the information included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus supplement, the accompanying prospectus, or the information incorporated herein by reference will be achieved.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all the information that you should consider before investing in our Class A common stock. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the Class A common stock we are offering, as well as information regarding our business and detailed financial data. To fully understand this offering, you should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference and any free writing prospectus we have prepared, including the sections entitled “Risk Factors” herein and incorporated by reference herein and therein, before investing in our Class A common stock.

Unless otherwise indicated or the context requires otherwise, all references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our operating partnership. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, as Bluerock, we refer to our external manager, BRG Manager, LLC, a Delaware limited liability company, as our Manager. Both Bluerock and our Manager are affiliated with the company.

Our Company

Our company’s objective is to maximize long-term stockholder value by acquiring well-located, institutional-quality apartment properties in demographically attractive growth markets across the United States. We seek to maximize returns through investments where we believe we can drive substantial growth in our funds from operations and net asset value through one or more of our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies.

We own a portfolio of apartment properties located primarily in the Southeastern United States. We completed our initial public offering, or IPO, on April 2, 2014, and completed a follow-on offering, or the October 2014 Follow-On Offering, on October 8, 2014, and an underwritten shelf takedown offering, or the January 2015 Follow-On Offering, on January 20, 2015. With the proceeds from the foregoing offerings and the strategic disposition of three assets, we have invested in eleven properties and committed to invest in three properties under contract, comprised in the aggregate of 4,352 units in eleven of our markets, bringing the total number of properties in our portfolio and pending investments under contract to sixteen, with a total of 4,942 units. As of March 31, 2015, the properties in our portfolio, exclusive of our development properties, were approximately 94% occupied.

Recent Developments

Financial Highlights

On May 12, 2015 we announced our financial results for the quarter ended March 31, 2015, including the following highlights:

•	Adjusted funds from operations, or AFFO, per share grew to $0.13 for the quarter, exceeding the company's AFFO guidance of $0.10 to $0.11 per share.
•	Same store net operating income, or NOI, increased 19.2% for the quarter, as compared to the prior year quarter.
•	Property NOI margins increased to 57.2% of revenue for the quarter, from 51.0% of revenue in the prior year quarter.
•	General and administrative expenses (excluding non-cash amortization) as a percentage of revenue declined to 5.1% for the quarter, from 16.0% for the prior year quarter.
•	Net income attributable to common stockholders for the first quarter of 2015 was $3.3 million, as compared to a net loss of $1.0 million in the prior year period.

•	Average occupancy for the quarter was 94% and average rent per unit was $1,150 (excluding estimated rents for properties under development. Average rent per unit including estimated rents for properties under development was $1,294).
•	We invested approximately $25.1 million in equity in three properties totaling 710 units during the first quarter, including two operating properties with an aggregate of 441 units for a total purchase price of $66.0 million, and one 269-unit development property for a projected total cost of $48.6 million. Year-to-date, we have invested or committed to invest approximately $76.6 million in total equity in six properties with a total of 1,521 units.
•	We disposed of one property during the first quarter for an IRR of 60%, and total return on capital of 282%.
•	We declared monthly dividends for the second quarter of 2015 equal to a quarterly rate of $0.29 per share on our Class A and B common stock.

Recent Acquisitions

Acquisition of Park & Kingston

On March 16, 2015, we invested, through a joint venture, in 153 newly-constructed units in a 168-unit Class AA apartment community in Charlotte, North Carolina known as the Park & Kingston Apartments, or Park & Kingston. The aggregate purchase price for Park & Kingston is approximately $30.7 million, or approximately $183,000 per unit. As of May 1, 2015, the occupancy of the property was 93% and the average market rent per unit was $1,240 per month.

We sourced this transaction at an attractive purchase price in a direct negotiation with the seller based on our ability to execute quickly and facilitate a complex acquisition that required a two-phase closing/financing. The seller was a highly regarded local firm that needed to close quickly and to have certainty of closing due to financial obligations to other transactions, and which in selecting a buyer had an overarching interest in preservation of the project’s quality standards to protect its reputation. As a result we were able to negotiate an attractive price of $183,000 per unit which compares favorably to recent sales of comparable assets in the market exceeding $200,000 per unit.

In the first phase of this acquisition, we acquired all of the property’s existing 153 units, or the P&K Phase I Units, which were completed in 2014, with the remaining 15 units, or the P&K Phase II Units, expected to be acquired in the fourth quarter of 2015 upon delivery by the developer.

Comprised of luxury studio and one-bedroom apartments, Park & Kingston offers highly desirable floor plans averaging 663 square feet. Interiors feature luxury finishes, and the property offers a superior community amenity package.

Park & Kingston is situated in a premium location in the vibrant South End, with immediate access to both the Bland Station and East/West Boulevard Light Rail Platform. It is also located less than two miles from the region’s largest employment hub, the Charlotte Central Business District, which supports more than 100,000 jobs.

The purchase price for the P&K Phase I Units was $27.9 million, which was partially funded with $13.3 million of equity, of which we contributed approximately $6.3 million and a Bluerock affiliated fund contributed the remaining equity. The purchase price for the P&K Phase I Units was further funded with proceeds of a 5-year, full term interest-only loan from Fannie Mae in the amount of $15.3 million with a fixed rate of 3.21%.

We expect to acquire the P&K Phase II Units for a purchase price of approximately $2.9 million, subject to certain prorations and adjustments typical in a real estate transaction. We expect the Purchase Agreement for the P&K Phase II Units will be assigned to us by Bluerock subsequent to this offering pursuant to our investment allocation agreement with our Manager, and we expect to fund the full purchase price with supplemental financing permitted under the loan from Fannie Mae.

Acquisition of Fox Hill

On March 26, 2015, we invested, through a joint venture, in a 288-unit Class A apartment community in Austin, Texas known as the Fox Hill Apartments, or Fox Hill. The joint venture acquired Fox Hill, built in 2010, for an aggregate purchase price of approximately $38.2 million, or approximately $132,500 per unit, which is approximately 10% to 20% below replacement cost, according to our underwriting assumptions. As of May 1, 2015, the occupancy of the property was 94% and the average market rent per unit was $1,220 per month.

We sourced this transaction at an attractive price in a direct negotiation with the seller, with whom we had a prior relationship, based on our ability to execute quickly and provide certainty of execution. The seller was a financial firm exiting the Austin market, and Fox Hill was its last asset to be sold. As a result of an extended sales process, property performance had degraded and the seller was seeking a buyer that could execute expeditiously and be trusted to perform. As a result, we were able to negotiate an attractive price of $132,500 per unit that compares favorably to sales of comparable assets in the market exceeding $150,000 per unit.

Comprised of one-, two- and three-bedroom apartments, Fox Hill offers attractive layouts averaging 1,066 square feet. The property sits on 44 acres in Austin’s Hill Country with interiors featuring luxury finishes, and the community features an abundance of amenities.

Fox Hill is located approximately 20 minutes southwest of the Austin central business district, and is also in close proximity to the area’s office and technology corridors. In addition to numerous proximate employment drivers, Fox Hill also benefits from its immediate access to a wide variety of retail selections.

We made an equity investment of $10.2 million to acquire an aggregate 85.3% indirect interest in the joint venture along with a Bluerock affiliated fund and three unaffiliated investors. The acquisition was further capitalized with a senior mortgage loan from Walker & Dunlop, LLC in the amount of $26.7 million. The loan has a term of seven years, will bear interest at a fixed rate of 3.57%, and payments will be interest-only for the first 48 months.

Pending Investments Under Contract

As of the date of this prospectus supplement, we have committed to acquire or develop the properties described below. Each investment is subject to customary terms and closing conditions and in certain instances, the negotiation of further definitive investment agreements, and we cannot provide any assurances that we will complete any or all of these investments or that the actual investment cost will not vary significantly from our expectations.

Ashton I

On May 12, 2015, we entered into a Purchase and Sale Agreement, or the Ashton PSA, by assignment, to purchase a 322-unit Class A apartment community in Charlotte, North Carolina known as Ashton Reserve at Northlake, or Ashton I. Closing on Ashton I, built in 2012, is expected to occur on June 30, 2015 for a purchase price of approximately $44.8 million, or approximately $139,000 per unit. As of May 1, 2015, the occupancy of the property was 92% and the average market rent per unit was $1,150 per month.

We sourced this transaction at an attractive price in a direct off-market negotiation through one of our existing operating partners based on our ability to execute quickly and accommodate a recapitalization of a complex two-phase closing/financing with a to-be-completed second phase. The seller was a financial firm that had made a strategic decision to exit the multifamily space, providing us with an opportunity to purchase the property at the seller’s 2013 cost basis. As a result, our purchase price of $139,000 per unit compares favorably to sales of comparable assets in the market of approximately $150,000 per unit.

Ashton I features one-, two- and three-bedroom unit layouts averaging 996 square feet. The property is in excellent condition and features some of the highest-end in-unit features and property level amenities. Each unit features nine-foot ceilings, a full stainless steel appliance package, granite countertops, full-size washer/dryers, and under-mount sinks with high-end gooseneck faucets. Ashton I also delivers a luxurious community amenity package, including a resort style swimming pool with outdoor fire pit and grilling area, club-quality fitness center, dog park, car care center with vacuum, and clubroom with cyber cafe and coffee bar.

Situated less than a half mile from Northlake Mall, one of Charlotte’s premier retail destinations, Ashton I has access to over one million square feet of retail space including over 100 retailers such as Apple, Coach, H&M, J. Crew, Brooks Brothers, Macy’s and Dillard’s. Ashton I also features easy access to the entire Charlotte MSA via I-485 and I-77, including Uptown Charlotte CBD, University Research Park and Lake Norman all within ten minutes.

We expect to fund the equity portion of the purchase price for Ashton I in the amount of approximately $13.7 million to acquire a 100% fee simple interest in Ashton I.

Whetstone at Durham

On May 4, 2015, we entered into a cost sharing agreement, by assignment, to pursue the acquisition of a 204-unit Class AA multifamily project in a sought-after neighborhood of Durham, North Carolina known as Whetstone Apartments, or Whetstone. Built in 2015, Whetstone is under contract for a purchase price of $35.6 million, or approximately $175,000 per unit.

We sourced this transaction through one of our existing operating partners, who was able to negotiate a favorable purchase price in a direct off-market negotiation with the seller. The seller had decided to sell the asset on an off-market basis versus undertaking a full marketing process for internal reasons, allowing our operating partner to negotiate an attractive purchase price. As a result, our purchase price of $175,000 per unit compares favorably to sales of comparable assets in the market exceeding $200,000 per unit.

Whetstone is approaching completion, with all units delivered and lease-up progressing at a robust pace. As of May 1, 2015, Whetstone was 43% leased at an average market rent per unit of $1,330 per month. Whetstone has been averaging approximately five new leases per week since early March 2015, and is projected to reach stabilization in or about the first quarter of 2016.

Whetstone features studio, one- and two-bedroom unit layouts averaging 718 square feet. The unit interiors feature nine-foot ceilings, gourmet kitchens with stainless steel appliances, and granite countertops, updated lighting, and upscale bathroom design and finishes with garden tubs. The property features upscale amenities that include a resort-style salt water swimming pool, a garden courtyard with grill and fireplace, state of the art fitness center, covered/controlled-access parking, as well as business and media centers.

Whetstone is located on the edge of downtown Durham less than one mile from Duke University and in North Carolina's Raleigh-Durham MSA, home to an estimated two million residents, spanning Raleigh, Durham, Cary and Chapel Hill. The MSA, which is anchored by Research Triangle Park (RTP), North Carolina State University, Duke University, and University of North Carolina at Chapel Hill, offers a fast growing technology- and research-based economy with strong intellectual capital and robust job creation. The region also houses world-class medical and research facilities, led by Duke University and UNC Chapel Hill. In the last year, the Triangle region alone added more than 25,000 new jobs, while unemployment dropped to its pre-recession level of only 4.3%. The Durham Amtrak station is located nearby, providing convenient railway travel to Raleigh and points north and south.

Our joint venture partners on this investment will be Atlanta-based TriBridge Residential, or TriBridge, and an affiliate of Bluerock. TriBridge is a full-service multifamily investment, management, and development company with 12,000 units and $1.2 billion in assets under management as of December 31, 2014, and will also serve as property manager for Whetstone.

In connection with the acquisition, we expect to fund a convertible preferred equity investment of approximately $12.3 million. We expect that TriBridge will fund approximately $1.0 million of the required equity, and a Bluerock affiliated fund will fund the remaining amount. Under our current Invest-to-Own structure, we will be entitled to a current-pay preferred return on our investment of 15% per year, and once the project is stabilized, we will have the right to convert our preferred equity investment into a majority interest in the joint venture.

Cheshire Bridge Development

On March 25, 2015, we entered into a cost sharing agreement, by assignment, to develop a 285-unit, Class A apartment community in Atlanta, Georgia known as Cheshire Bridge Apartments, or Cheshire Bridge. The total projected development cost is estimated to be $48.4 million, or approximately $170,000 per unit.

Upon delivery, the average market rent per unit is expected to be $1,486 per month. The real property is expected to be acquired during the second quarter of 2015, with construction expected to begin shortly thereafter.

We sourced this transaction, in an attractive infill location between Atlanta’s two largest employment nodes, Buckhead and Midtown, through one of our existing operating partners, who has traditionally been able to deliver new development projects at a very attractive basis through very aggressive management of development costs. Our underwriting projects a trended return on cost for the project of approximately 7.0% to 7.5% at stabilization. Our projected development cost of $170,000 per unit compares favorably to recent comparable asset sales in the market in excess of $250,000 per unit.

Cheshire Bridge will be a five-story multifamily community situated on 3.88 acres, featuring studio, one-, and two-bedroom unit layouts averaging 871 square feet. Unit interiors will be condominium-quality, featuring nine-foot ceilings, high-end stainless steel appliances, granite countertops, upgraded lighting, and garden bath tubs. A parking garage will be built on site to accommodate 433 vehicles. The luxury community will be developed with best-in-class lifestyle amenities including a resort-style pool, fitness center, and business and media centers.

Cheshire Bridge will be located in a highly desirable area at the intersection of Cheshire Bridge Road and I-85. This location will offer immediate access to Buckhead and Midtown, which encompass approximately 100,000 and 86,000 employees, respectively. Buckhead and Midtown are also home to a combined 22 million square feet of retail space and a university population of approximately 20,000 students with Georgia Tech and Emory University less than 3 miles away.

Catalyst Development Partners, or Catalyst, will serve as our development partner in the Cheshire Bridge project. Catalyst principals have over 50 years of combined multifamily investment experience, and collectively have transacted over $1 billion in acquisitions and development.

We expect to secure construction financing for 75% of cost. In connection with this development, we expect to fund a convertible preferred equity investment of approximately $15.5 million. We expect that Catalyst will fund approximately $1.2 million of the required equity, and a Bluerock affiliated fund will fund the remaining amount. Under our current Invest-to-Own structure, we will be entitled to a current-pay preferred return on our investment of 15% per year, and once the project is stabilized, we will have the right to convert our preferred equity investment into a majority interest in the joint venture.

Park & Kingston - Additional Investment

We have agreed to invest an additional $1.1 million in equity in Park & Kingston, increasing our indirect ownership interest in the property from 47.0% to approximately 55.0%.

Fox Hill - Additional Investment

We have agreed to invest approximately $190,000 in additional equity in our Fox Hill property, increasing our indirect ownership interest from 85.3% to approximately 87.0%.

Our Investment Pipeline

The company continues to see attractive multifamily pipeline opportunities, with 21 properties comprised of approximately 5,600 units and a total value of over $720 million under review for potential investment as of the date of this prospectus supplement. The pipeline consists of Value-Add, Core-Plus and Invest-to-Own components, with a particular focus on off-market opportunities in our demographically attractive growth markets. In addition to our own underwriting, we are monitoring significant deal flow through our network of Bluerock SPs. Although the investments described below may be subject to non-binding cost sharing or other forms of agreement, or non-binding letters of intent with Bluerock, which we expect to be assigned to us, we have not completed our due diligence process nor have we begun negotiation of definitive investment agreements, nor have we yet sought or obtained the approval of our investment committee or board of directors, as applicable. As a result, management does not deem these potential investments to be probable as of the date of this prospectus supplement. The consummation of these transactions may not occur on the terms described herein, or at all. Debt financing for these potential investments has not yet been obtained. We are currently in discussions regarding a number of apartment properties for potential investment, including as follow:

San Marco Property

On April 17, 2015, we entered into a cost sharing agreement, by assignment, to develop, using our Invest-to-Own strategy, a 276-unit, Class A apartment community in the East San Marco neighborhood of Jacksonville, Florida, or the San Marco property. The total projected development cost of the San Marco property is estimated to be approximately $50.0 million, or approximately $181,000 per unit. Upon delivery, the average market rent per unit is expected to be approximately $1,580 per month.

We sourced this transaction in a direct negotiation with the land owner based on our ability to assemble a best-in-class team to execute a complex mixed-use development, which requires the delivery of a 44,000 square foot retail space alongside the multifamily component. Our underwriting projects a trended return on cost for the project of approximately 7.0% to 7.5% at stabilization. Our projected development cost of $181,000 per unit compares favorably to a recent comparable asset sale in the market in excess of $208,000 per unit.

Comprised of one-, two- and three-bedroom unit layouts, the San Marco property is expected to offer attractive floor plans averaging 927 square feet. The San Marco property will be a featured component of a master-planned, Publix grocery store-anchored mixed-use community with approximately 44,000 square feet of ground-level retail space.

The San Marco property benefits from its location in the San Marco neighborhood of Jacksonville, located south of downtown across the St. Johns River. The property offers access to San Marco Square, the neighborhood’s major commercial district, which is home to a number of commercial destinations, shops, restaurants and bars. In addition, the San Marco property’s location provides residents access to a number of large regional employers, including Nemours Children’s Health Center (2,200 employees), Baptist Medical Center Downtown (4,400 employees), Wolfson Children’s Hospital (1,500 employees), and St. Vincent’s Medical Center (3,600 employees).

ArchCo Residential will serve as our development partner in the San Marco project. ArchCo Residential was founded by Neil Brown, former Chief Development Officer of Archstone, one of the largest and most successful apartment companies in the nation. Mr. Brown spent more than 17 years at Archstone, most recently as Chief Development Officer. Mr. Brown has 23 years of real estate development experience and has led or had significant involvement in over 37,000 units in 124 projects totaling $8 billion in total development cost.

In connection with the development of the project, we expect to fund a convertible preferred equity investment of approximately $17.5 million. We expect that ArchCo Residential will fund approximately $1.5 million of the required equity, with the remainder being funded by a Bluerock affiliated fund. Under our Invest-to-Own structure, we will be entitled to a current pay preferred return on our investment at 15% per year, and once the project is developed and stabilized, we will have a right to convert our preferred equity investment into common ownership in the joint venture. If we proceed with this transaction, we expect to close on the purchase of the underlying real property during the third quarter of 2015, and we expect to break ground on the San Marco property by the end of 2015.

Ashton II

Under the Ashton PSA described above, on the closing date for Ashton I, we, through a subsidiary of our operating partnership, expect to be assigned a purchase agreement, or the Ashton II PSA, to acquire a 151-unit apartment community currently in development adjacent to Ashton I, or Ashton II. Upon such assignment, we, through a subsidiary of our operating partnership, will have funded a $750,000 deposit under the Ashton II PSA. The purchase price for Ashton II will be a maximum of $21.8 million, or approximately $144,500 per unit, with final pricing based on in-place financial performance. As of May 1, 2015, the average market rent per leased unit was $1,200 per month.

Construction of Ashton II commenced in June 2014, with completion anticipated in the third quarter of 2015, and achievement of a stabilized operating level anticipated in the fourth quarter of 2015. To date, 71 of the 151 Ashton II units have been delivered, with 43 units leased. We plan to acquire Ashton II after completion and stabilization.

Ashton II will have slightly larger units than Ashton I, averaging 1,019 square feet. The in-unit features will be identical to Ashton I, and Ashton II residents will have their own club house and pool. We expect to make an equity investment of approximately $7.0 million for Ashton II and intend to fund the purchase with new senior mortgage financing of approximately $15.0 million.

Raleigh Property

We are negotiating a non-binding letter of intent, by assignment, to acquire an approximately 7.39 acre portion of an existing apartment community in Raleigh, North Carolina, or the Raleigh property. We and TriBridge intend to redevelop the parcel into a 242-unit, Class A apartment community with surface parking. The total projected development cost of the Raleigh property is estimated to be approximately $38.1 million, or approximately $157,500 per unit. Upon delivery, the average market rent per unit is expected to be approximately $1,400 per month.

Comprised of studio, one- and two-bedroom unit layouts, the Raleigh property is expected to offer floor plans averaging 864 square feet. The property will feature the highest-end amenities and in-unit finishes. Our underwriting projects a trended return on cost for the project of approximately 7.0% to 7.5% at stabilization. Our projected development cost of $157,500 per unit compares favorably to recent comparable asset sales in the market in excess of $200,000 per unit.

The Raleigh property benefits from its location directly adjacent to Rex Hospital, a 660-bed facility with more than 5,400 employees and 34,000 inpatients annually. The property is also in close proximity to 600,000 square feet of medical and financial office space, and its central location will provide easy access to the Raleigh Beltline (Interstate 440), Interstate 40, the Crabtree Mall, the PNC Arena, North Carolina State University and the North Carolina Museum of Art.

Under the letter of intent, TriBridge would serve as our development partner in the Raleigh project. Pending execution of a mutually acceptable joint venture agreement, we and TriBridge expect to enter into a cost sharing agreement for pre-development costs. In connection with the development of the project, we expect to fund an equity investment of approximately $15.6 million. We expect that TriBridge will fund approximately $1.3 million, with the remainder being funded by a Bluerock affiliated fund. Under our Invest-to-Own structure, we would be entitled to a current-pay preferred return on our investment at 15% per year, and once the project is developed and stabilized, we would have a right to convert our preferred equity investment into common ownership in the joint venture. If we proceed with this transaction, we expect to close on the purchase of the underlying real property during the third quarter of 2015, and we expect to break ground on the Raleigh property during the third quarter of 2015.

Park & Kingston — Additional Investment

In addition to the pending additional equity investment in Park & Kingston discussed above, we intend to invest an additional $5.4 million in equity in Park & Kingston, which would further increase our indirect ownership position to approximately 96.0%.

Fox Hill — Additional Investment

In addition to the pending additional equity investment in Fox Hill discussed above, we intend to invest an additional $926,000 in equity in Fox Hill, which would further increase our indirect ownership position to approximately 95.0%.

We calculate the projected return on cost described in this prospectus supplement by dividing annualized projected property net operating income by the projected gross purchase price or investment cost for the property.

Our Portfolio and Pending Investments

As of March 31, 2015, we own interests in thirteen apartment properties with an aggregate of approximately 4,131 units, inclusive of 905 units under development at three development properties, with an additional three investments under contract representing 811 units inclusive of one development property, for a total of 4,942 units owned, in development or pending investment under contract. We generally share ownership in these properties with joint venture partners. Prior to completion of the IPO, we co-invested with other funds managed by affiliates of our Manager; however, we now generally expect to invest approximately 90% of any property’s required investment capital solely through our company, subject to an investment allocation agreement we have with our Manager and Bluerock, with Bluerock SPs investing the remaining equity. The following table presents an overview of our portfolio, based on information as of March 31, 2015 unless otherwise indicated.

Property Name	Location	Number of Units	Year Built/ Renovated/ Expected Completion(1)	Ownership Interest in Property		Average Rent(2)		% Occupied(3)
Current Portfolio
MDA Apartments	Chicago, IL	190	1929/2006(4)	35.3	%(5)	$2,231		94.7%
Alexan CityCentre	Houston, TX	340	2017	—	(6)	$2,144	(7)	—
Alexan Blaire House	Houston, TX	269	2017	—	(8)	$2,019	(9)	—
Enders Place at Baldwin Park	Orlando, FL	220	2003	89.5%		$1,521		95.0%
UCF Orlando	Orlando, FL	296	2015	—	(10)	$1,211	(11)	—
Park & Kingston	Charlotte, NC	153	2014	47.0	%(12)	$1,184		90.8%
ARIUM Grandewood (formerly Grande Lakes)	Orlando, FL	306	2005	95.0%		$1,130		95.8%
Lansbrook Village	Palm Harbor, FL	595	1998 – 2004	76.8%		$1,122		93.1%
Village Green	Ann Arbor, MI	520	1989 – 1992/ 2013	48.6%		$1,120		93.3%
Fox Hill	Austin, TX	288	2010	85.3	%(13)	$1,110		97.6%
North Park Towers(14)	Southfield, MI	313	1967/2000	100.0%		$1,044		94.9%
Springhouse at Newport News	Newport News, VA	432	1985	75.0%		$830		91.9%
Villas at Oak Crest(15)	Chattanooga, TN	209	1985, 1999(16)	—	(17)	$806		98.1%
Total/Average —
Current Portfolio(18)		4,131				$1,150		94.2%
Pending Investments Under Contract
Cheshire Bridge	Atlanta, GA	285	2017(19)	—		$1,559	(20)	—
Whetstone	Durham, NC	204	2015(19)	—		$1,325	(20)	—
Ashton I	Charlotte, NC	322	2012(19)	—		$1,040	(20)	—
Total/Average —
Pending Investments Under Contract		811				$1,294
Total/Average		4,942				$1,294

(1)	Renovation means significant upgrades, alterations or additions to building common areas, interiors, exteriors and/or systems.
(2)	Average rent represents the average monthly rent for all occupied units for the three month period ended March 31, 2015 (projected for development properties). Total concessions and total vacancy loss for our portfolio for the three months ended March 31, 2015 amounted to approximately $0.04 million and $0.6 million respectively.

(3)	Percent occupied is calculated as (i) the number of units occupied as of March 31, 2015, divided by (ii) total number of units, expressed as a percentage.
(4)	The MDA property’s original structure was built in 1929 as an office building, and underwent a complete gut rehabilitation in 2006, converting the structure into a high-rise apartment community.
(5)	We, together with funds affiliated with our Manager, own an aggregate 56.5% indirect equity interest in the MDA property.
(6)	The Alexan CityCentre property is currently in development. First units are expected to be delivered in the fourth quarter of 2016. We own a convertible preferred equity interest in the joint venture through which we own our interest in this property, and have the option to convert into common equity upon stabilization.
(7)	Estimate based on our underwriting for rental rates at the Alexan CityCentre property upon stabilization.
(8)	The Alexan Blaire House property is currently in development. First units are expected to be delivered in the first quarter of 2017. We own a convertible preferred equity interest in the joint venture through which we own our interest in this property, and have the option to convert into common equity upon stabilization.
(9)	Estimate based on our underwriting for rental rates at the Alexan Blaire House property upon stabilization.
(10)	The UCF Orlando property is currently in development. The property began leasing in April 2015, with first units expected to be delivered in July 2015. We own a convertible preferred equity interest in the joint venture through which we own our interest in this property, and have the option to convert into common equity upon stabilization.
(11)	Estimate based on our underwriting for rental rates at the UCF Orlando property upon stabilization.
(12)	We have agreed to invest an additional $1.1 million in equity in Park & Kingston, which would increase our indirect ownership interest in the property from 47.0% to approximately 55.0%. In addition, we intend to invest an additional $5.4 million in equity in Park & Kingston, which would further increase our indirect equity interest in the property to approximately 96.0%.
(13)	We have agreed to invest an additional $190,000 in equity in Fox Hill, which would increase our indirect ownership interest in the property from 85.3% to approximately 87.0%. In addition, we intend to invest an additional $926,000 in equity in Fox Hill, which would further increase our indirect equity interest in the property to approximately 95.0%.
(14)	We have classified the North Park Towers property as held for sale as of the date of this prospectus supplement. The North Park Towers property is currently being actively marketed for sale, and we do not expect the North Park Towers property to be a part of our portfolio within 12 months following the completion of this offering.
(15)	We have classified the Villas at Oak Crest property as held for sale as of the date of this prospectus supplement. The Villas at Oak Crest property is currently under a purchase contract, and we do not expect the Villas at Oak Crest property to be a part of our portfolio within 12 months following the completion of this offering.
(16)	Phase I (1985) features 121 units, and phase II (1999) features 88 units.
(17)	We own a preferred equity interest in the joint venture through which we own our interest in the Villas at Oak Crest property, and earn a 15% preferred return.
(18)	Excludes the Alexan CityCentre, Alexan Blaire House and UCF Orlando properties, which are currently in development.
(19)	Dates are based on underwriting assumptions.
(20)	Average is pro forma expected rent.

Corporate Information

Our principal executive offices, and those of our Manager, are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Our telephone number is (877) 826-BLUE (2583). Information regarding the company is also available at www.bluerockresidential.com. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.

THE OFFERING

Issuer
Bluerock Residential Growth REIT, Inc., a Maryland corporation
Class A common stock offered by us:
3,850,000 shares(1)
Class A common stock outstanding before this offering:
12,499,818 shares(2)
Common stock, OP Units and LTIP Units to be outstanding after this offering:
Class A common stock
16,349,818 shares(1)
Class B-2 common stock
353,630 shares
Class B-3 common stock
353,629 shares
OP Units
282,759 units(3)
LTIP Units
284,603 units(4)
Conversion rights
Subject to the provisions of our charter, shares of our Class B-2 and B-3 common stock will convert automatically into shares of our Class A common stock on September 19, 2015 and March 17, 2016, respectively.
Dividend rights
Our Class A common stock and our Class B common stock share equally in any dividends authorized by our board of directors and declared by us.
Voting rights
Each share of our Class A common stock and each share of our Class B common stock entitles its holder to one vote per share.
Use of Proceeds
We estimate that the net proceeds we will receive from this offering, after deducting underwriting discounts, commissions and fees, and the estimated offering expenses of approximately $400,000 payable by us, will be approximately $ million (or approximately $ if the underwriters’ overallotment option is exercised in full). We intend to use the net proceeds of this offering as follows:

•

approximately $      million to fund future investments, which may include the potential investments described in this prospectus supplement under “Prospectus Supplement Summary — Our Investment Pipeline”; and

• the balance for future acquisitions and for other general corporate and working capital purposes, which may include the funding of capital improvements at our properties.
Risk Factors
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 6 of the accompanying prospectus, and in our Annual Report on Form 10-K filed with the SEC on March 4, 2015 for a discussion of certain risks you should consider before deciding to invest in our Class A common stock.

NYSE MKT Symbol
Our Class A common stock is listed on the NYSE MKT under the symbol “BRG.”

(1)	Excludes up to 577,500 shares of Class A common stock that may be issued by us upon exercise of the underwriters’ overallotment option.
(2)	Includes 1,047,468 shares of Class A common stock issued in our contribution transactions. Excludes 81,300 shares of Class A common stock available for future issuance under our 2014 Incentive Plans. Our board of directors has approved amended and restated 2014 Incentive Plans, which have been submitted to our stockholders for approval at our annual meeting of stockholders on May 28, 2015. If stockholders approve the amended and restated 2014 Incentive Plans, shares of Class A common stock available for future issuance will increase from 81,300 shares to 475,000 shares.
(3)	Includes 282,759 OP Units issued in our contribution transactions which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of common stock on a one-for-one basis.
(4)	Includes (i) 146,016 LTIP Unit awards issued to our former advisor, Bluerock Multifamily Advisor, LLC, an affiliate of Bluerock, in payment of acquisition fees related to the contribution transactions, (ii) 59,854 (of 179,562 total) LTIP Unit awards issued to our Manager concurrently with the completion of the IPO, which vested on April 30, 2015, and (iii) an aggregate of 78,733 LTIP Units issued to our Manager in payment of the Incentive Fees, which were fully vested upon issuance. Excludes the remaining 119,708 LTIP Unit awards issued to our Manager concurrently with the completion of the IPO, which will hereafter vest ratably on an annual basis over the two-year period that commenced on April 30, 2015.

RISK FACTORS

Investing in our Class A common stock involves significant risks. Before purchasing the Class A common stock offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, and in the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and (ii) contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects. Some statements in this prospectus supplement and the accompanying prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The market price and trading volume of our Class A common stock has been volatile at times following the IPO and Follow-On Offerings, and these trends may continue following this offering, which may adversely impact the market for shares of our Class A common stock and make it difficult for purchasers in this offering to sell their shares at or above the public offering price.

Although our Class A common stock is listed on the NYSE MKT, the stock markets, including the NYSE MKT on which our Class A common stock is listed, have from time to time experienced significant price and volume fluctuations. Prior to the IPO, there was no active market for our common stock, and our Class A common stock has frequently traded below the IPO price since the completion of the IPO and Follow-On Offerings. As a result, the market price of shares of our Class A common stock may be similarly volatile, and holders of shares of our Class A common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The offering price for shares of our Class A common stock is expected to be determined by negotiation between us and the underwriters. Purchasers in this offering may not be able to sell their shares of Class A common stock at or above the offering price.

The price of shares of our Class A common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus supplement, those included in the accompanying prospectus, and those incorporated by reference, and others such as:

•	our operating performance and the performance of other similar companies;
•	actual or anticipated differences in our quarterly operating results;
•	changes in our revenues or earnings estimates or recommendations by securities analysts;
•	publication of research reports about us, the apartment real estate sector, apartment tenants or the real estate industry;
•	increases in market interest rates, which may lead investors to demand a higher distribution yield for shares of our Class A common stock, and would result in increased interest expense on our floating rate debt;
•	the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing;
•	additions and departures of key personnel of our Manager;
•	increased competition in the multifamily real estate business in our target markets;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;
•	speculation in the press or investment community;
•	equity issuances by us (including the issuances of operating partnership units), or common stock resales by our stockholders, or the perception that such issuances or resales may occur;
•	actual, potential or perceived accounting problems;
•	changes in accounting principles;
•	failure to qualify as a REIT;
•	terrorist acts, natural or man-made disasters or threatened or actual armed conflicts; and
•	general market and local, regional and national economic conditions, particularly in our target markets, including factors unrelated to our performance.

No assurance can be given that the market price of shares of our Class A common stock will not fluctuate or decline significantly in the future or that holders of shares of our Class A common stock will be able to sell their shares when desired on favorable terms, or at all. From time to time in the past, securities class action litigation has been instituted against companies following periods of extreme volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

We may not be able to enter into definitive agreements with respect to the potential property investments, including those described under “Prospectus Supplement Summary — Our Investment Pipeline,” or complete these investments or any investments we have under contract as of the date of this prospectus supplement including those described under “Prospectus Summary — Pending Investments Under Contract.”

We may use a significant portion of the net proceeds of this offering to fund all or a portion of the potential property investments, including those described in “Prospectus Supplement Summary — Our Investment Pipeline.” We have not yet entered into definitive agreements relating to the potential investments described in this prospectus supplement, and we cannot provide any assurances that we will enter into definitive agreements in connection with the potential investments. Several other conditions must be met in order for us to complete these investments, including approval by our investment committee or board of directors. If we fail to consummate these investments, we will have issued a significant number of additional shares of our Class A common stock without realizing a corresponding increase in earnings and cash flow from investing in these properties. In addition, we will have broad authority to use the net proceeds of this offering for other purposes, including the acquisition or development of other properties that we may identify in the future or for other investments, which may not be initially accretive to our results of operations. Additionally, we may not complete investments that we have described under “Prospectus Supplement Summary — Pending Investments Under Contract,” which are subject to further negotiation of definitive investment agreements, in some instances, and the satisfaction of various closing conditions. Failure to consummate one or more of these property investments on the terms contemplated, or at all, could have a negative impact on our financial condition, results of operations and the market price of our Class A common stock.

We intend to use the net proceeds from this offering to fund future investments and for other general corporate and working capital purposes, but this offering is not conditioned upon the closing of properties in our current pipeline and we will have broad discretion to determine alternative uses of proceeds.

As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to fund future investments and for other general corporate and working capital purposes. However, this offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from this offering, and holders of our Class A common stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

The properties in our investment pipeline are subject to contingencies that could delay or prevent acquisition or investment in those properties.

We are currently in discussions regarding a number of apartment properties and/or development projects for acquisition or investment. However, we have not completed our diligence process on any properties or development projects nor do we have definitive investment or purchase and sale agreements, as applicable, and several other conditions must be met in order for us to complete these acquisitions or developments, including approval by our investment committee or board of directors. If we are unable to complete the acquisition of the interests or investment in any of these properties or experience significant delays in executing any such acquisition or investment, we will have issued shares of our common stock in an offering without realizing a corresponding current or future increase in earnings and cash flow from acquiring those interests or developing those properties, and may incur expenses in connection with our attempts in consummating such acquisition or investment, which could have a material adverse impact on our financial condition and results of operations. In addition, to the extent the uses of proceeds from an offering are designated for the acquisition of or investment in these properties, we will have no specific designated use for the net proceeds from the offering allocated to the purchase or development and investors will be unable to evaluate in advance the manner in which we will invest, or the economic merits of the properties we may ultimately acquire or develop with such proceeds.

You will experience immediate and material dilution in connection with the purchase of our shares of Class A common stock in this offering.

As of March 31, 2015, the historical net tangible book value of our company was approximately $142,959,000, or $10.56 per share of common stock held by our existing investors. The pro forma net tangible book value per share of Class A common stock after the completion of this offering will be less than the public offering price. As a result, purchasers of our securities will experience immediate and substantial dilution.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering, after deducting underwriting discounts, commissions and fees and the estimated offering expenses of approximately $400,000 payable by us, will be approximately $      million (or approximately $       if the underwriters’ overallotment option is exercised in full). We will contribute the net proceeds of this offering to our operating partnership in exchange for OP Units.

We intend to use the net proceeds of this offering as follows:

•	approximately $ million to fund future investments, which may include the potential investments described in this prospectus supplement under “Prospectus Supplement Summary — Our Investment Pipeline”; and
•	the balance, including any net proceeds resulting from the failure to consummate any of the above transactions, for future acquisitions and other general corporate and working capital purposes, which may include the funding of capital improvements at our properties.

We generally intend to use prudent amounts of leverage in making our investments, which we define as having total indebtedness of approximately 65% of the fair market value of all of our investments. To the extent we make investments, including investments in properties in our investment pipeline, we expect to require debt financing consistent with our leverage policy. We invest primarily through controlling positions in joint ventures with our Bluerock SPs, with Bluerock SPs investing the remaining equity.

Pending the permanent use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2015:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance and sale of 3,850,000 shares of our Class A common stock in this offering for net proceeds of approximately $ , after deducting the underwriting discounts, commissions and fees and the estimated offering expenses payable by us.

You should read the table below in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, each of which is incorporated herein by reference.

	As of March 31, 2015 (in thousands)
	Historical (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$66,488	$
Mortgages payable	243,563		243,563
Mortgage payable associated with real estate held for sale	11,500		11,500
Total mortgages payable	255,063		255,063
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 250,000,000 shares authorized, none outstanding, historical and, as adjusted	—		—
Class A common stock, $0.01 par value per share, 747,586,185 shares authorized, 12,499,818 shares issued and outstanding, historical, and 16,349,818 shares issued and outstanding, as adjusted	125
Class B-1 common stock, $0.01 par value per share, 804,605 shares authorized, no shares issued and outstanding, historical and as adjusted	—		—
Class B-2 common stock, $0.01 par value per share, 804,605 shares authorized, 353,630 shares issued and outstanding, historical, as adjusted	4		4
Class B-3 common stock, $0.01 par value per share, 804,605 shares authorized, 353,629 shares issued and outstanding, historical, as adjusted	4		4
Additional paid-in capital	167,725
Cumulative distributions in excess of earnings	(21,823)		(21,823)
Stockholders’ equity	146,035
Noncontrolling interests, including OP Units and LTIP Units	39,799		39,799
Total Equity	185,834
Total Capitalization	$440,897	$

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated as of May   , 2015, the underwriters named below, for whom Wunderlich Securities, Inc., or Wunderlich, is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of Class A common stock indicated below:

Number of Shares of Class A Common Stock
Wunderlich Securities, Inc.
Compass Point Research & Trading, LLC
D.A. Davidson & Co.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Total	3,850,000

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered hereby if any such shares are taken. However, the underwriters are not required to take or pay for the shares of Class A common stock covered by the underwriters’ overallotment option described below.

The underwriters initially propose to offer the shares of Class A common stock to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $    per share. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the representative.

We have granted to the underwriters an overallotment option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 577,500 shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase their pro rata share of the additional shares of Class A common stock based on the number of shares of Class A common stock initially purchased by each underwriter as set forth in the table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 577,500 shares of Class A common stock.

	Per share of Class A common stock		Total
	Without Overallotment	With Overallotment	Without Overallotment	With Overallotment
Public Offering Price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us before expenses	$	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts, commissions and fees, are approximately $400,000. We have agreed to reimburse all of Wunderlich’s reasonable out of pocket costs and expenses customarily borne by an issuer incidental to the purchase, sale and delivery of the Class A common stock offered by the underwriters, including all fees and expenses of filing with the SEC and FINRA (plus all Blue Sky fees and expenses).

As referenced in our engagement letter with Wunderlich, we have also agreed to pay Wunderlich and Compass Point, in connection with certain advisory services provided to us for this offering, pursuant to an Advisory Services Agreement, an aggregate fee equal to 0.5% of the capital raised in this offering, paid in equal amounts to Wunderlich and Compass Point.

Our Class A common stock offered hereby is listed on the NYSE MKT under the trading symbol “BRG.” The representative of the underwriters has advised us that, following completion of the offering of shares of our Class A common stock, one or more underwriters intend to make a market in such shares after the offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the shares of our Class A common stock.

We, our directors, our executive officers, certain Bluerock affiliated funds and their affiliates have agreed that, without the prior written consent of the representative, on behalf of the underwriters, we and they will not, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; or
•	file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock; or
•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of our common stock;

whether any such transaction described above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise.

The 60-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 60-day restricted period, we issue an earnings release or announce material news or a material event; or
•	prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

The restrictions described in the two immediately preceding paragraphs do not apply to:

•	the sale of shares of Class A common stock to the underwriters;
•	our issuance of shares of Class A common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing; or

•	with respect to our directors and our officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, for the transfer of shares of Class A common stock, provided that (i) such plan does not provide for the transfer of shares of Class A common stock during the applicable restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Class A common stock may be made under such plan during the applicable restricted period.

In order to facilitate the offering of the shares of Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the overallotment option. The underwriters may also sell shares in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the shares of Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Pricing of the Offering

Since the completion of our IPO on April 2, 2014, our Class A common stock has been listed on the NYSE MKT. The offering price in this offering was determined by negotiations between us and the representatives. Among the factors considered in determining the offering price were our future prospects and those of our industry in general, historical and current trading prices of our common stock on the NYSE MKT, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Each of the underwriters, other than Oppenheimer & Co. Inc., participated in the underwriting of the January 2015 Follow-On Offering that was completed on January 20, 2015. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The statements under the caption “Material Federal Income Tax Considerations” in the prospectus accompanying this prospectus supplement as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Hunton & Williams LLP, which has opined as to certain federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the shares of Class A common stock offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Bass, Berry & Sims PLC.

EXPERTS

The financial statements of Bluerock Residential Growth REIT, Inc. and subsidiaries as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Grove at Waterford for the years ended December 31, 2013 and 2012 incorporated in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Village Green of Ann Arbor for the years ended December 31, 2013 and 2012 incorporated in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of North Park Towers for the years ended December 31, 2013 and 2012 incorporated in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Lansbrook Village for the year ended December 31, 2013 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of ARIUM Grande Lakes for the year ended December 31, 2013 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Fox Hill for the year ended December 31, 2014 incorporated by reference in this prospectus supplement and accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any supplement thereto.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus supplement and accompanying prospectus are a part under the Securities Act of 1933. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus supplement and accompanying prospectus as to the content of any contract or other document incorporated by reference in the registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in the registration statement. For further information regarding our company and the securities offered by this prospectus supplement and accompanying prospectus, reference is made by this prospectus supplement and accompanying prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus supplement and accompanying prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus supplement and accompanying prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated by reference into this prospectus supplement and accompanying prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 4, 2015;
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the SEC on May 13, 2015;
•	Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on January 12, 2015, January 15, 2015, January 21, 2015, February 17, 2015, February 18, 2015, March 11, 2015, March 20, 2015, April 1, 2015, April 8, 2015, April 13, 2015, May 13, 2015, May 15, 2015 and May 18, 2015.
•	The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Grove at Waterford for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-89 to F-90 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Village Green Ann Arbor for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-95 to F-96 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of North Park Towers for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-98 to F-99 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of Lansbrook Village for the year ended December 31, 2013 and the three months ended March 31, 2014 and 2013 (unaudited) as provided on pages F-101 to F-102 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of ARIUM Grande Lakes for the year ended December 31, 2013 (audited) and the nine months ended September 30, 2014 and 2013 (unaudited) as provided in the company’s Current Report on Form 8-K/A filed with the SEC on November 17, 2014;
•	The Historical Statements of Revenues and Certain Operating Expenses of Fox Hill for the year ended December 31, 2014 (audited) as provided in the company’s Form 8-K/A filed with the SEC on April 8, 2015; and
•	All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and prior to the effectiveness of such registration statement and on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering made pursuant to this prospectus supplement and the accompanying prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus supplement and accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus supplement and accompanying prospectus. Such written or oral requests should be made to:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

In addition, such reports and documents may be found on our website at www.bluerockresidential.com.

PROSPECTUS

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

$500,000,000

Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus at an aggregate public offering price that will not exceed $500,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our Class A common stock is listed on the NYSE MKT under the symbol “BRG.” On November 14, 2014, the last sale price of our Class A common stock as reported on the NYSE MKT was $12.81 per share.

We have elected to qualify as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. Shares of our capital stock are subject to ownership limitations that are primarily intended to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including, subject to certain exceptions, a 9.8% ownership limit of common stock by value or number of shares, whichever is more restrictive. See “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves a high degree of risk. You should carefully read and consider “Risk Factors” included on page 6 of this prospectus, in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K, and under similar headings in the other documents that are incorporated by reference into this prospectus, and in any applicable prospectus supplement for a discussion of the risks that should be considered in connection with your investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Dated December 19, 2014

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus for up to a total dollar amount of $500,000,000 at prices and on terms to be determined at the time of offering. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained at the SEC’s website (www.sec.gov) and as otherwise may be indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus only provides you with a general description of the securities we may offer and sell from time to time, which is not meant to be a complete description of each such security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless otherwise indicated or the context requires otherwise, including with respect to the securities offered by this prospectus as described in “Description of the Securities We May Offer,” in this prospectus and any prospectus supplement hereto, references to “the company,” “we,” “us” and “our” mean Bluerock Residential Growth REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as our Operating Partnership. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, as Bluerock, and we refer to our external manager, BRG Manager, LLC, a Delaware limited liability company, as our Manager. Both Bluerock and our Manager are related parties to the company.

CERTAIN DEFINITIONS

We use certain defined terms throughout this prospectus, any prospectus supplement, and in other documents that are incorporated by reference into this prospectus, which terms have the following meanings:

Bluerock SPs: Bluerock strategic partners, which are leading regional apartment owner/operators with which we invest through controlling positions in joint ventures. Bluerock SPs bring deep intellectual and relationship capital in their local markets, extensive operational infrastructure and ability to execute as a ‘local sharpshooter’, a track record of success, and capital to invest alongside us, which we believe aligns their interests with ours.

Core-Plus: Core-Plus investments generally consist of properties that demonstrate predictable and stable cash flow with a high proportion of the total return attributable to current income. These communities, however, also provide an opportunity for the owner to achieve appreciation by increasing occupancy and/or executing enhancement projects. These enhancement projects can generally be undertaken without disrupting the property’s rent roll and while maintaining occupancy and the in-place cash flow stream.

Invest-to-Own: Invest-to-Own investments generally consist of investment in the development of Class A properties where the investor can capture significant development premiums and minimize and/or eliminate development risks and guarantees. Our targeted Invest-to-Own investments will generally take the form of a convertible preferred equity structure that provides income during the development period and the ability to capture development premiums at completion by exercising the conversion right to take control and an equity stake in the ownership of the project.

Opportunistic: Opportunistic investments generally consist of properties that exhibit some characteristics of distress, such as operational inefficiencies, significant deferred capital maintenance or broken capital structures providing an opportunity for a substantial portion of total return attributable to appreciation in value.

Value-Add: Value-Add investments generally consist of properties that are well-occupied and provide a relatively stable stream of cash flow; however, they also provide an opportunity for the improvement of the physical, financial, operational, or management characteristics of the property in order to drive rent growth, minimize turnover, and/or control operating expenses, with a high proportion of the total return attributable to appreciation in value. Value-Add initiatives are typically identified by the buyer prior to acquisition and include projects such as comprehensive interior upgrades to units, re-tenanting and/or repositioning of the property, and curing deferred maintenance or physical obsolescence.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and the information incorporated by reference into this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein and incorporated herein by reference are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the factors included in this prospectus and incorporated herein by reference, including those set forth under the heading “Risk Factors”;
•	our ability to invest the net proceeds of any offering in the manner set forth in this prospectus or any applicable prospectus supplement;
•	the competitive environment in which we operate;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•	decreased rental rates or increasing vacancy rates;
•	our ability to lease units in newly acquired or newly constructed apartment properties;
•	potential defaults on or non-renewal of leases by tenants;
•	creditworthiness of tenants;
•	our ability to obtain financing for and complete acquisitions under contract;
•	acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•	the timing of acquisitions and dispositions;
•	the performance of the Bluerock SPs;
•	potential natural disasters such as hurricanes;
•	national, international, regional and local economic conditions;
•	our ability to pay future distributions at the dividend rates set forth in this prospectus or any applicable prospectus supplement;
•	the general level of interest rates;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates;

•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•	lack of or insufficient amounts of insurance;
•	our ability to maintain our qualification as a REIT;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus or included herein by reference. All forward-looking statements are made as of the date of this prospectus or the date of any document incorporated herein by reference, and the risk that actual results will differ materially from the expectations expressed in this prospectus and included herein by reference will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus and included herein by reference, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus or included herein by reference will be achieved.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Bluerock Residential Growth REIT, Inc. was formed as a Maryland corporation on July 25, 2008, and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2010. The company’s objective is to maximize long-term stockholder value by acquiring well-located, institutional-quality apartment properties in demographically attractive growth markets across the United States. We seek to maximize returns through investments where we believe we can drive substantial growth in our funds from operations and net asset value through one or more of our Core-Plus, Value-Add, Opportunistic and Invest-to-Own investment strategies.

For a description of our portfolio of apartment properties, see Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, which is incorporated herein by reference.

We are externally managed and advised by our Manager, BRG Manager, LLC, and we have no employees of our own. Our Manager provides all managerial and administrative personnel to us pursuant to the Management Agreement dated as of April 2, 2014, among the company, our Operating Partnership and our Manager, as amended from time to time. Our Manager is controlled by Bluerock, which is indirectly controlled by R. Ramin Kamfar, our Chairman of the Board of Directors, Chief Executive Officer and President.

Our consolidated financial statements include the accounts of the company and our Operating Partnership. The company controls our Operating Partnership through its sole general partnership interest and conducts substantially all its business through our Operating Partnership.

Our principal executive offices are located at 712 Fifth Avenue, 9th Floor, New York, New York 10019. Our telephone number is (212) 843-1601. Our internet address is www.bluerockresidential.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto.

RISK FACTORS

Investing in our securities involves significant risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q and any of our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable (including without limitation our Current Report on Form 8-K/A filed with the SEC on November 17, 2014 and our Current Report on Form 8-K filed with the SEC on November 18, 2014), which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC on or after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect the company. Additional risks not presently known or that are currently deemed immaterial also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. As used in this prospectus and any accompanying prospectus supplement, references to “our,” “we,” “us” and similar terms when referring to a security offered, mean securities of Bluerock Residential Growth REIT, Inc. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Our board of directors may authorize the issuance of additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as it may deem advisable, and may classify or reclassify any unissued shares of capital stock of our company into other classes or series of stock without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares that may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to stockholders, as part of a private or public offering, or as part of other financial arrangements. Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, $0.01 par value per share. Of our 750,000,000 authorized shares of common stock, 747,586,185 shares have been classified as Class A common stock, 804,605 shares have been classified as Class B-1 common stock, 804,605 shares have been classified as Class B-2 common stock, and 804,605 shares have been classified as Class B-3 common stock. Our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of the date of this prospectus, we have 7,531,188 shares of Class A common stock, 353,630 shares of Class B-1 common stock, 353,630 shares of Class B-2 common stock, and 353,629 shares of Class B-3 common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

As of the date of this prospectus, there were outstanding: (a) 282,759 units of limited partnership interest in our Operating Partnership, or OP Units, which were issued in the contribution transactions in connection with our initial public offering in April 2014, or the IPO, and which may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our Class A common stock on a one-for-one basis; and (b) 146,016 units of a special class of partnership interest in our Operating Partnership, or LTIP Units, issued to our former advisor, Bluerock Multifamily Advisor, LLC, an affiliate of Bluerock, in payment of acquisition fees related to the contribution transactions in connection with our IPO, (excluding 179,562 unvested LTIP Units issued to our Manager concurrently with the completion of our IPO, which will vest ratably on an annual basis over a three-year period that commenced on April 30, 2014 and may convert to OP Units upon reaching capital account equivalency with the OP Units held by us, and may then be settled in shares of our Class A common stock). Other than those described in the previous sentence, there are no outstanding rights of any other kind in respect of our common stock.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors” included elsewhere in this prospectus.

Common Stock

Subject to the preferential rights of any preferred stock and any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally have no appraisal rights.

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of our common stock will have one vote per share on all matters voted on by stockholders, including the election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of our company, unless the action is advised, and submitted to the stockholders for approval, by our board of directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve.

If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus supplement relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

As of the date of this prospectus, there are no shares of preferred stock outstanding and we have no present plans to issue any preferred stock.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the total value of the outstanding shares of our capital stock; or
•	the total value or number (whichever is more restrictive) of outstanding shares of our common stock.

This limitation regarding the ownership of our shares is the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. This exception is the “Excepted Holder Ownership Limitation.” Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under the federal income tax laws; and
•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trust will vote all shares-in-trust and, subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or
•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or
•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Distributions

Some or all of our distributions have been paid and may continue to be paid from sources other than cash flow from operations, such as from the proceeds of our continuous registered offerings conducted prior to our IPO, our IPO, our firmly-underwritten public offering in October 2014, or the Follow-On Offering, and/or any future offering, or from cash advances to us by our Manager, the sale of our assets, or cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom. Generally, our policy is to pay distributions from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Manager or sponsors or from our Manager’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. In addition, certain amounts we are required to pay to our Manager, including the base management fee, the incentive fee, and the termination fee, depend on stockholder equity, our AFFO and the weighted average of the issue price per share of our Class A common stock, and the base management fee and incentive fee earned during the 12-month period prior to termination, respectively, and therefore cannot be quantified or reserved for until such fees have been earned. In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements, these properties will not immediately generate operating cash flow, although we intend to structure many of these investments under our Invest-to-Own strategy providing for income to us during the development stage. Our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Our board of directors intends to, on a quarterly basis, establish the distribution amount for our Class A common stock for each month during the quarter. The record date and payment date will be as determined by our board of directors in their sole discretion. We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis, in arrears. Distributions will be paid to stockholders as of the record dates for the periods selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include, if applicable, a discussion of material federal income tax considerations.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;
•	the person to whom any interest on a debt security of the series will be paid;
•	the date or dates on which we must repay the principal;
•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	if applicable, the duration and terms of the right to extend interest payment periods;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
•	the currency in which we will pay the principal of and any premium or interest on the debt securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
•	if applicable, that the debt securities are defeasible and the terms of such defeasance;
•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;
•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;
•	the subordination provisions that will apply to any subordinated debt securities;
•	the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
•	the material federal income tax considerations applicable to the debt securities;
•	the covenants in the indentures; and
•	whether the debt securities will be guaranteed.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the applicable prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the applicable prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or
•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and
•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;
•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•	our failure to deposit any sinking fund payment when due;
•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;
•	certain events of our bankruptcy, insolvency or reorganization; and
•	any other event of default specified in the applicable prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;
•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be waived or amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;
•	to register the transfer or exchange of the notes; and
•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;
•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the applicable prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock, shares of preferred stock or depositary shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the applicable prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	the minimum or maximum number of warrants which may be exercised at any one time;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	a discussion of the material federal income tax considerations, if any, applicable to the acquisition, ownership, exercise and disposition of the warrants;
•	information with respect to book-entry procedures, if applicable; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash or upon cash-less exercise, if applicable, the number of debt securities, shares of common stock or preferred stock or depositary shares at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the debt securities, shares of common stock or preferred stock or depositary shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more of the following: shares of common stock, shares of preferred stock, debt securities, warrants and depositary shares or any combination of such securities.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

IMPORTANT PROVISIONS OF MARYLAND CORPORATE LAW AND
OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law, our charter and our bylaws in effect as of the date of this prospectus, copies of which are filed as an exhibit to the registration statement to which this prospectus relates and may also be obtained from us.

Our Charter and Bylaws

Stockholder rights and related matters are governed by the Maryland General Corporation Law, or MGCL, and our charter and bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year on the date and at the time and place set by our board of directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president, the chief executive officer, the chairman of the board, or our board of directors, and, subject to certain procedural requirements set forth in our bylaws, must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, at any meeting of the stockholders, each outstanding share of common stock entitles the owner of record thereof on the applicable record date to one vote on all matters submitted to a vote of stockholders. In general, the presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote constitutes a quorum, and the majority vote of our stockholders will be binding on all of our stockholders.

Our Board of Directors

A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Any director may resign at any time and may be removed only for cause, and then only by our stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and our charter authorizes us to obligate ourselves to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, and our Manager (including any director or officer who is or was serving at the request of our company as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise). In addition, our bylaws require us to indemnify and advance expenses to our directors and our officers, and permit us, with the approval of our board of directors, to provide such indemnification and advance of expenses to any individual who served a predecessor of us in any of the capacities described above and to any employee or agent of us, including our Manager, or a predecessor of us.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

We may also purchase and maintain insurance to indemnify such parties against the liability assumed by them whether or not we are required or have the power to indemnify them against this same liability.

Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL provided that the business combination is first approved by our board of directors, in which case, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;
•	an officer of the corporation; or
•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the president, the chief executive officer, the chairman of the board or our board of directors, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Dissolution or Termination of Our Company

We are an infinite-life corporation that may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our Operating Partnership has a perpetual existence.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant in connection with the purchase, ownership and disposition of our securities. Hunton & Williams LLP has acted as our special tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our securities;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;
•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2010. We believe that we have been organized and have operated so as to qualify us as a REIT commencing with our taxable year ended December 31, 2010, and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2013, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2014 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, the conduct of our business and the value of our common stock, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.
•	We will pay income tax at the highest corporate rate on:
•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
•	other non-qualifying income from foreclosure property.
•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.
•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•	We will be subject to a 100% excise tax on transactions with any TRSs we form in the future that are not conducted on an arm’s-length basis.
•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
•	the amount of gain that we recognize at the time of the sale or disposition, and
•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.
2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.
8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We own limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures, and we intend to acquire similar interests in the future. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets;
•	income and gain derived from foreclosure property; and
•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.
•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

Our Operating Partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and
•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;
•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. However, not all of our prior sales of properties have qualified for the safe-harbor provisions. In addition, we cannot assure you that we can comply with the safe-harbor provisions or that we have avoided and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income.  Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income.  From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs; and
•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities;
•	Any security issued by a REIT;
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
•	Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “— Gross Income Tests.” Although we anticipate that our mezzanine loans typically will not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We intend to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of
•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and
•	90% of our after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,
•	95% of our REIT capital gain net income for such year, and
•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a beneficial owner of shares of our stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See — “Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non REIT corporations, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Our Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Our Preferred Stock

Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our Class A common stock, and (ii) a U.S. stockholder’s basis and holding period in our Class A common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our Class A common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock

A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above under “—Taxation of U.S. Stockholders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (1) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock; (2) results in a “complete termination” of the U.S. stockholder’s interest in all our classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “—Taxation of U.S. Stockholders on Distributions on Our Stock.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that stock and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its stock, then the amount allocated could reduce some of the basis in certain stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and
•	either:
•	one pension trust owns more than 25% of the value of our capital stock; or
•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to

U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with us;
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

We believe that our Class A common stock is regularly traded on an established securities market in the United States. If our Class A common stock is not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

A U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of that class of stock at all times during a specified testing period. As noted above, we believe that our Class A common stock is regularly traded on an established securities market.

If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

A U.S. withholding tax at a 30% rate applies to dividends received by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by U.S. stockholders who own our stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Once our Operating Partnership is no longer treated as a disregarded entity, we intend for our Operating Partnership to be classified as a partnership for U.S. federal income tax purposes and will not cause our Operating Partnership to elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership in which we own an interest currently qualifies for the private placement exclusion.

We have not requested and do not intend to request a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes once it is treated as having two or more partners for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT qualification. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;
•	through agents;
•	to or through underwriters;
•	through dealers;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.

We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than shares of our Class A common stock, which are currently listed on the NYSE MKT. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE MKT. We may elect to list any class or series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved.

We also may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE MKT, the existing trading market for our Class A common stock, or sales made to or through a market maker other than on an exchange. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.

In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

The statements under the caption “Material Federal Income Tax Considerations” as they relate to U.S. federal income tax matters have been reviewed by our special tax counsel, Hunton & Williams LLP, which has opined as to certain federal income tax matters relating to Bluerock Residential Growth REIT, Inc. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland Law have been passed upon for us by Venable LLP. If the validity of any securities, and/or any other legal matters, are also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Bluerock Residential Growth REIT, Inc. (formerly Bluerock Multifamily Growth REIT, Inc., and previously Bluerock Enhanced Multifamily Trust, Inc.) and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The statements of revenue in excess of certain expenses of Springhouse at Newport News for the years ended December 31, 2011 and 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical statement of revenues and certain direct operating expenses of Enders Place at Baldwin Park for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of MDA City Apartments for the year ended December 31, 2011 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Grove at Waterford for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Village Green of Ann Arbor for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Villas at Oak Crest for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of North Park Towers for the years ended December 31, 2013 and 2012 incorporated in this prospectus and elsewhere in the registration statement by reference to Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014 have been so incorporated by reference have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of Lansbrook Village for the year ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The historical statement of revenues and certain direct operating expenses of ARIUM Grande Lakes for the year ended December 31, 2013 and the nine months ended September 30, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

Our website at www.bluerockresidential.com contains additional information about us. Our website and the information contained therein or connected thereto do not constitute a part of this prospectus or any supplement thereto.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby, of which this prospectus is a part under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the content of any contract or other document incorporated by reference in this registration statement are necessarily summaries of such contract or other document, with each such statement being qualified in all respects by such contract or other document as incorporated by reference in this registration statement. For further information regarding our company and the securities offered by this prospectus, reference is made by this prospectus to the registration statement and the schedules and exhibits incorporated therein by reference.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the SEC can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the SEC. The address of such site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after this date. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the period ended December 31, 2013 filed with the SEC on February 14, 2014;
•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed with the SEC on May 15, 2014;
•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed with the SEC on August 14, 2014;
•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2014 filed with the SEC on November 11, 2014;
•	Our Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the SEC on January 22, 2014, January 29, 2014, February 28, 2014, March 7, 2014, March 17, 2014, March 18, 2014, April 1, 2014, April 8, 2014, May 21, 2014, May 30, 2014, June 3, 2014, July 8, 2014, July 30, 2014, August 6, 2014, August 7, 2014, October 7, 2014, November 4, 2014, November 10, 2014, November 17, 2014, and November 18, 2014;
•	The description of our shares of Class A common stock contained in our Form 8-A, filed March 21, 2014, including any amendments or reports filed for the purpose of updating the description;
•	The Statements of Revenues in Excess of Certain Expenses of Springhouse at Newport News for the three months ended March 31, 2012 (unaudited) and for the years ended December 31, 2011 and 2010 as provided on pages F-79 to F-81 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of Enders Place At Baldwin Park for the nine months ended September 30, 2012 (unaudited) and for the year ended December 31, 2011 and the nine months ended September 30, 2011 (unaudited) as provided on pages F-83 to F-84 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Combined Historical Statements of Revenues and Certain Direct Operating Expenses of MDA Apartments for the nine months ended September 30, 2012 (unaudited) and for the year ended December 31, 2011 and the nine months ended September 30, 2011 (unaudited) as provided on pages F-86 to F-87 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Grove at Waterford for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-89 to F-90 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Villas at Oak Crest for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-92 to F-93 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;

•	The Historical Statement of Revenues and Certain Direct Operating Expenses of Village Green Ann Arbor for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-95 to F-96 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statement of Revenues and Certain Direct Operating Expenses of North Park Towers for the three months ended March 31, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 as provided on pages F-98 to F-99 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of Lansbrook Village for the year ended December 31, 2013 and the three months ended March 31, 2014 and 2013 as provided on pages F-101 to F-102 of Pre-Effective Amendment No. 1 to the company’s Registration Statement on Form S-11 (File No. 333-198770) filed with the SEC on September 29, 2014;
•	The Historical Statements of Revenues and Certain Direct Operating Expenses of ARIUM Grande Lakes for the year ended December 31, 2013 (audited) and the nine months ended September 30, 2014 as provided in the company’s Current Report on Form 8-K/A filed with the SEC on November 17, 2014; and
•	All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including our compensation committee report and performance graph (included in any proxy statement) or any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

The Section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Bluerock Residential Growth REIT, Inc.
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

In addition, such reports and documents may be found on our website at www.bluerockresidential.com.

BLUEROCK
RESIDENTIAL GROWTH REIT, INC.

3,850,000 Shares

Class A Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Wunderlich
Compass Point
D.A. Davidson & Co.
Janney Montgomery Scott
Oppenheimer & Co.

May   , 2015